Exhibit 10.1.18

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

Amendment to Master Supply and Services Agreement between Gogo LLC and ZTE dated August 17, 2011 (“Master Agreement”)

This Amendment to the Master Agreement is entered into and made effective as of January 01, 2013 (the “Effective Date”) by and between:

ZTE USA, Incorporated (hereinafter referred to as “ZTE”) having a place of business at 2425 North Central Expressway Suite 323, Richardson, TX 75080; and

Gogo LLC (hereinafter referred to as “Gogo”) having its registered office at 1250 North Arlington Heights Rd, Suite 500, Itasca, IL 60143.

Gogo and ZTE agree to amend Section 14 of the Master Agreement as follows:

1	Section 14 Warranty and Support Services

The changes identified herein supersede and replace corresponding paragraphs in Section 14, Warranty and Support Services, of the Master Agreement. All other provisions of Section 14 remain in effect and unchanged.

ZTE agrees to provide Warranty and Support Services (“W&S Services”) as follows:

Duration

ZTE will provide W&S Services for a period of 3 years (36 months) starting on January 1st 2013 (“Amendment Term”).

Scope of the W&S Services

The scope and service levels for the W&S Services provided by ZTE are set forth in Schedule 6 “Warranty Services Description_V2.3 (GoGo Air)”.

ZTE will provide the following W&S Services to Gogo:

1	Basic and Extended Warranty Services with preset pricing and discount

2	Enhanced Warranty Services especially designed for Gogo

3	Advance Repair and Return service (“ARR”) with preset pricing and discount

4	Set pricing for on-site engineering support

5	Set pricing for training

Upon reasonable notice, Gogo may require a ZTE BSS expert on site at Gogo’s facility. Gogo will pay this representative an inclusive rate of $[***] per man working day (MWD) for all time spent mobilizing to site and for each working day at site. ZTE will provide Gogo with a quarterly review of W&S Services and Gogo system operations including, but not limited to, average response time to issues, uptime percentages and a schedule to address Gogo’s issues of concern.

Pricing and Terms

a)	Basic and Extended Warranty Services /ARR Fees and Terms.

Fees applicable for the Basic and Extended Warranty Service and Advance Repair and Return are either included in the purchase price or priced as percentage of the purchase price of each NE specified in Schedules 5A, 5B and 5C (and includes both the hardware and software components of each NE) on a per annum basis. All Products purchased by Gogo within the duration of the W&S Service Term are subject to the Basic and Extended Warranty Services / ARR fees, including NE Components, except:

1	Any network elements (NEs) permanently removed from commercial use or lab use permanently in its entirety. Gogo will notify ZTE in writing of any products permanently removed from service. ZTE reserves the right to verify such removal.

2	Spare parts stock purchased by Gogo for the purpose of maintenance of its network.

3	Any ZTE products which have been deemed “Manufacturer Discontinued” by ZTE and have reached their published end-of life date and which can no longer be serviced by either ZTE or ZTE USA.

4	The inclusion of new hardware network elements into the ARR program requires sixty (60) day ramp up by ZTE. New hardware network elements are defined as hardware components and/or networks elements which might be added to the network from time to time as a result of technology advancements.

In recognition of the W&S Services Term, ZTE agrees to extend the Basic Warranty Services period from the customary 12 months to 24 months for newly purchased Products.

The fees for Extended Warranty and ARR are set forth below:

ESTIMATED W&S SERVICE FEES BEGINNING January 1, 2013
Values of Delivered Equipment	1% ARR billed bi-annually		1.5% Warranty billed bi-annually		2.5% Total PO Value
$[***]
Per half year	$	[***]	$	[***]	$	[***]
Per Year	$	[***]	$	[***]	$	[***]
3 Year extension		[***]	$	[***]	$	[***]

Notes:

1	The effective date of this price begins from January 1st, 2013 and shall remain valid through December 31st, 2015, or until otherwise mutually agreed.

2	For the duration of this extension, on an annual basis, Gogo shall issue a purchase order to ZTE for one (1) year of Warranty Service in every January and ZTE will invoice Gogo twice per year, January and July, according to the pricing grid above.

3	Pricing applies to the revised Warranty Services Description_V2.3 (Gogo Air) which is attached with this Amendment.

4	ZTE shall advise in writing a minimum of six (6) months in advance of any product being Manufacturer Discontinued to permit submission of final order(s) by Gogo.

5	The “Values of Delivered Equipment” above will be calculated at the beginning of the Amendment Term and remains the same through the whole contract period. Warranty Services shall be invoiced accordingly.

b)	On-site Engineering Services Fees and Terms

On-site Engineering Services can be provided with the following terms:

1	On-site Engineering Services assumes the ZTE engineer would be normally located at either Itasca, IL or Broomfield, CO.

2	Two (2) months advance notice is required for ordering On-site Engineering Services support with a minimum engagement period of three (3) months.

3	On-site BSS / Core network engineers are billable at the inclusive rate of: $[***] per man working day.

4	On-site RF/Optimization engineers are billable at the inclusive rate of: $[***] per man working day.

Travel expenses away from the normal place of work (Itasca, IL or Broomfield, CO) are billable to Gogo at cost plus [***]% administration fee if such expenses are borne by ZTE. If the travel is arranged and paid for by Gogo, no billing would be applicable. No travel expenses in excess of Gogo’s corporate travel policy for employees will be reimbursed. ZTE will submit verification of such expenses as required by Gogo.

Accepted and Agreed to:

ZTE USA, Inc.	Gogo LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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